Exhibit 99.1

Contact:	David B. Edelson Chief Financial Officer (212) 521-2439 Mary Skafidas Investor and Public Relations (212) 521-2788

    NEWS RELEASE

Loews Corporation Elects Charles D. Davidson to Its Board of Directors

NEW YORK, Feb. 10, 2015 -- Loews Corporation (NYSE:L) announced today that Charles D. Davidson has been elected a director of Loews. Mr. Davidson currently serves as Chairman of the Board of Noble Energy, an independent producer of oil and natural gas in the United States and overseas, where he also served as Chief Executive Officer from 2000 to October 2014. In 2014, he announced his retirement from Noble Energy, effective in May of this year.

With the election of Mr. Davidson, the Loews Board consists of 14 directors, 11 of whom qualify as independent directors.

About Loews Corporation

Loews Corporation is a diversified company with four subsidiaries, three of which are publicly-traded: CNA Financial Corporation (NYSE: CNA), Diamond Offshore Drilling, Inc. (NYSE: DO) and Boardwalk Pipeline Partners, LP (NYSE: BWP); and one of which is wholly owned: Loews Hotels & Resorts. For more information please visit www.loews.com.